EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2004 Equity Compensation Plan of MFA Mortgage Investments, Inc. of our report dated February 4, 2004, with respect to the consolidated financial statements of MFA Mortgage Investments, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

New York, New York
December 15, 2004